AMENDMENT NO. 1
PARTICIPATION AGREEMENT
     The Participation Agreement (the “Agreement”), dated as of February 25, 1993, by and among Connecticut General Life Insurance Company (“CG Life”) on its own behalf and on behalf of CG Variable Annuity Separate Account (the Separate Account), and the AIM Variable Insurance Funds, a Delaware trust (“AVIF”) and A I M Distributors, Inc. (“Distributor”), is hereby amended as follows:
     WHEREAS, effective April 30, 2010, AIM Variable Insurance Funds was renamed AIM Variable Insurance Funds (Invesco Variable Insurance Funds). All references to AIM Variable Insurance Funds is hereby deleted and replaced with AIM Variable Insurance Funds (Invesco Variable Insurance Funds);
     WHEREAS, on March 31, 2008, A I M Distributors, Inc. was renamed Invesco Aim Distributors, Inc. Effective April 30, 2010, Invesco Aim Distributors, Inc. was renamed Invesco Distributors, Inc. All references to A I M Distributors, Inc. and Invesco Aim Distributors, Inc. are hereby deleted and replaced with Invesco Distributors, Inc.
     Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:
SCHEDULE A
FUNDS AVAILABLE UNDER THE CONTRACTS
ALL SERIES I SHARES AND SERIES II SHARES OF AIM VARIABLE INSURANCE FUNDS (INVESCO VARIABLE INSURANCE FUNDS)
SEPARATE ACCOUNTS UTILIZING THE FUNDS
ALL SEPARATE ACCOUNTS UTILIZING THE FUNDS
CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS
ALL CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.
Effective date: April 30, 2010.

AIM VARIABLE INSURANCE FUNDS (INVESCO VARIABLE INSURANCE FUNDS)

Attest:	/s/ Peter Davidson	By:	/s/ John M. Zerr

	Name: Peter Davidson		Name: John M. Zerr
	Title: Assistant Secretary		Title: Senior Vice President

INVESCO DISTRIBUTORS, INC.

Attest:	/s/ Peter Davidson	By:	/s/ John S. Cooper

	Name: Peter Davidson		Name: John S. Cooper
	Title: Assistant Secretary		Title: President

CONNECTICUT GENERAL LIFE INSURANCE COMPANY

Attest:	/s/ Mary S. Cary	By:	/s/ Andrea Carr

	Name: Mary S. Cary		Name: Andrea Carr
	Title: Sr. Counsel		Title: Director

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